EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS
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                                                                   June 27, 2007

         We consent to incorporation by reference in the Registration Statement No. 33-0146 on Form S-8 of Tompkins Trustco, Inc. of our report dated June 23, 2006, relating to the statement of net assets available for benefits of Tompkins Trustco, Inc. Investment and Stock Ownership Plan as of December 31, 2005, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005, which appears in the December 31, 2006, Annual Report on Form 11-K of Tompkins Trustco, Inc. Investment and Stock Ownership Plan.




                                            /s/ Dannible & McKee, LLP
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                                            Dannible & McKee, LLP
                                            Syracuse, New York